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     ALL SECTIONS MARKED WITH TWO ASTERICKS  ("**") REFLECT  PORTIONS WHICH HAVE
BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY ROSS TECHNOLOGY, INC. AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.


                                    AGREEMENT

         This agreement ("Agreement"), dated as of December 26, 1997, is entered into by and between FUJITSU LIMITED, a Japanese Corporation ("Fujitsu"), and ROSS TECHNOLOGY, INC., a Delaware corporation (the "Company").

                                    RECITALS

A. Fujitsu and the Company are parties to a Development Agreement, dated as of June 25, 1997 (the "Original Agreement"), as amended by an agreement between Fujitsu and the Company dated September 29, 1997 (the "First Amendment," and the Original Agreement as amended thereby, the "Development Agreement"), pursuant to which the Company has agreed to develop a microprocessor known as the Viper (the "Viper"). Defined terms used herein without definition have the respective meanings set forth in the Development Agreement.

B. Pursuant to the Development Agreement, the Company has agreed to deliver to Fujitsu certain Deliverables on the schedule attached to the Development Agreement as Exhibit A, including, without limitation, to deliver to Fujitsu certain Architectural Specifications and a Chip RTL Model in conformity with Milestone #3 of Exhibit B of the Development Agreement (the "Subject Deliverables") on September 30, 1997.

C. The Company has delivered to Fujitsu the Subject Deliverables but the Subject Deliverables were not in full conformity with Milestone #3 of Exhibit B of the Development Agreement (as amended and restated as Appendix 2 of the First Amendment). Nonetheless, and in full satisfaction of the Company's obligations with respect to Milestone #3 and Deliverable #3 of Exhibit B of the Development Agreement (as amended and restated as Appendix 2 of the First Amendment), Fujitsu is willing to accept the non-conforming deliverables attached hereto as Appendix 1 (the "Alternate Deliverable"), provided that the Company agrees that (1) such acceptance will not affect the Company's continuing obligations to develop Viper in accordance with the Specifications, and otherwise on the terms and conditions, set forth in the Development Agreement, and (2) Milestone #4 of Exhibit B (Schematics) of the Development Agreement be amended and restated as attached hereto as Appendix 2, all as set forth in this Agreement.

D. The Company and Fujitsu attached Target Specifications to the Original Agreement as Exhibit C until such time as Final Specifications could be agreed upon, and now wish to agree upon the specifications attached hereto as Appendix 3 as the Final Specifications for all purposes of the Development Agreement, in replacement of and substitution for the Target Specifications.

          NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT

1. Delivery and Acceptance of Alternate Deliverable. The Company hereby delivers the Alternate Deliverable to Fujitsu for acceptance. Subject to and upon the terms and conditions of this Agreement, Fujitsu hereby accepts the Alternate Deliverable in full
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     satisfaction of the Company's  obligations with respect to Milestone #3 and
     Deliverable #3 of Exhibit B of the Development Agreement.


2. Limited Nature of Acceptance. The acceptance of the Alternate Deliverable by Fujitsu shall not be deemed to modify in any respect the performance specifications set forth in the Development Agreement (without limitation, **) or the obligations of the Company under the Development Agreement.

3. Amendment of Milestone #3 (SCHEMATICS). Milestone #4 of Exhibit B to the Development Agreement (pages 7/22, 8/22 and 9/22) is hereby amended and restated in its entirety as attached hereto as Appendix 2.

4. Payment Terms. Fujitsu will make payment to the Company of the amount specified in the Development Agreement for Deliverable #3 as provided in
     Section 4.1(a) of the Development Agreement. The Company confirms that the total amount of such payment is $4,400,000 and that no other amounts are due or payable by Fujitsu to the Company at the present time under the Agreement. Fujitsu agrees that such payment shall be deemed fully earned upon the effectiveness of this Agreement and shall be non-refundable; provided, however, that the Company agrees that nothing herein or in the First Amendment shall limit the accrual of late delivery penalties through the date of Fujitsu's acceptance as provided in Section 6.2 of the Development Agreement, and for such purposes the parties agree that the Milestone #2 Deliverable was delivered 77 days late and the Milestone #3 Deliverable was delivered 80 days late.

5. Final Specifications. The Company and Fujitsu hereby agree that the specifications attached hereto as Appendix 3 shall be the Final
     Specifications for all purposes of the Development Agreement, in replacement of and substitution for the Target Specifications.

6. Representations and Warranties. Each party hereby represents and warrants to the other that the execution and delivery by such party of this Agreement have been duly authorized by all necessary corporate and other action and do not and will not require any consent or approval of, notice to or action by, any person (including any governmental agency) in order to be effective and enforceable. The Development Agreement, as amended by this Agreement, constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, without defense or counterclaim.

7. Reservation of Rights. The Company acknowledges and agrees that neither Fujitsu's forbearance in exercising its rights in connection with the delivery of the Alternate Deliverable nor the execution by Fujitsu of this Agreement shall be deemed (i) to create a course of dealing or otherwise obligate Fujitsu to forbear or execute a similar agreement under the same or similar circumstances in the future, or (ii) to waive, relinquish or impair any right of Fujitsu to future performance by the Company of the Development Agreement strictly in accordance with its terms.


8.   Miscellaneous.

     (a) Except as herein expressly amended, all terms and conditions of the Development Agreement are and shall remain in full force and effect. All references to the
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          Development  Agreement  shall  henceforth  refer  to  the  Development
          Agreement as amended hereby.

     (b) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. No third party beneficiaries are intended in connection with this Agreement.

     (c) This Agreement shall be governed by and construed in accordance with the law of the State of California (without regard to principles of conflicts of laws). (d) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                                           ROSS TECHNOLOGY, INC.


                                            By: /s/ Francis S. (Kit) Webster III
                                                --------------------------------


                                                  Title: Chief Financial Officer






                                                                 FUJITSU LIMITED


                                                                  Matao Itoh for
                                                        By: /s/ Yoshiro Yoshioka
                                                        Title: Group President,
                                                        Computer System Group
**